Exhibit 99.1

May 4, 2018

BayCom Corp Prices Upsized Initial Public Offering

WALNUT CREEK, Calif.--(GLOBE NEWS WIRE)—BayCom Corp (the “Company” or “BayCom”) announced today the pricing of its initial public offering of 2,851,218 shares of its common stock at a public offering price of $22.00 per share. The offering was upsized from the previously announced offering size of 2,272,727 shares of common stock. The shares are expected to begin trading on May 4, 2018 on the Nasdaq Global Select Market under the ticker symbol “BCML.” The closing of the offering is expected to occur on May 8, 2018, subject to the satisfaction of customary closing conditions.

In addition, BayCom has granted the underwriters a 30-day option to purchase up to an additional 427,682 shares of its common stock at the initial public offering price, less the underwriting discount, to cover any over-allotments.

BayCom expects to receive net proceeds of approximately $58.0 million from the offering, after deducting underwriting discounts and estimated offering expenses (or approximately $66.8 million if the underwriters’ option to purchase additional shares of common stock is exercised in full). BayCom intends to use the net proceeds of the offering to repay a $6.0 million term loan and for general corporate purposes, including to increase capital levels to support further acquisitions and organic growth.

FIG Partners, LLC is acting as lead book-running manager with D.A. Davidson & Co. as joint book-running manager for the offering. The offering is being made only by means of a prospectus. Copies of the final prospectus relating to the proposed offering, when available, may be obtained by contacting: FIG Partners, LLC, Attention: Greg Gersack / Lozan Aleksandrov, 1475 Peachtree Street NE, Suite 800, Atlanta, GA 30309 , by calling 1-866-344-2657 or by emailing prospectus@figpartners.com or D.A. Davidson & Co., Attention: Syndicate, 8 Third Street North, Great Falls, Montana 59401, by calling 1-800-332-5915 or by emailing prospectusrequest@dadco.com.

A registration statement on Form S-1 relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BayCom Corp

The Company, through its wholly owned operating subsidiary, United Business Bank, offers a full-range of loans, including SBA, FSA and USDA guaranteed loans, and deposit products and services to businesses and its affiliates in California, Washington and New Mexico. The Bank also offers business escrow services and facilitates tax free exchanges through its Bankers Exchange Division. United Business Bank is an Equal Housing Lender and member FDIC.

Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the initial public offering. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to: changes in business plans as circumstances warrant; changes in general economic, business and political conditions, including changes in the financial markets; and other risks detailed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the registration statement. Potential investors should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and BayCom does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Contact:

BayCom Corp

Keary Colwell

Executive Vice President and Chief Financial Officer

(925)-476-1800